CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Trico Marine Services, Inc. on From S-4 of our reports dated February 19, 1998, on our audits of the consolidated financial statements and financial statements schedule of Trico Marine Services, Inc., as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995. We also consent to the reference to our firm under the captions "Experts."

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

September 18, 1998